Exhibit 99.(b)

BY-LAWS

OF

AMERICAN SKANDIA TRUST

(as amended and restated as of August 30, 2004)

ARTICLE 1

Declaration of Trust and Principal Office

1.1                                 Agreement and Declaration of Trust.  These By-laws shall be subject to the Amended and Restated Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of American Skandia Trust, the Massachusetts business trust established by the Declaration of Trust (the “Trust”).

1.2                                 Principal Office of the Trust.  The principal office of the Trust shall be located within or without Massachusetts as the Trustees may determine or as they may authorize.

ARTICLE 2

Meetings of Trustees

2.1                                 Chairman.  The Trustees may elect a Trustee as Chairman of the Trustees.  The Chairman, if one is elected, shall preside at all meetings of the Trustees and of the shareholders at which he or she is present.  The Chairman shall perform such duties and have such powers as are assigned to him or her by the Trustees.  The Chairman shall not be an officer of the Trust for any purposes.  The Chairman shall not be an “interested” person of the Trust or an adviser to the Trust as defined in the Investment Company Act of 1940.

2.2                                 Vice Chairman.  The Trustees may elect a Trustee as Vice Chairman of the Trustees.  The Vice Chairman, if one is elected, shall preside at all meetings of the Trustees and of the shareholders at which he or she is present but the Chairman is not present.  The Vice Chairman shall perform such duties and have such powers as are assigned to him or her by the Trustees.  The Vice Chairman shall not be an officer of the Trust for any purposes.  The Vice Chairman shall not be an “interested” person of the Trust or an adviser to the Trust as defined in the Investment Company Act of 1940.

2.3                                 Regular Meetings.  Regular meetings of the Trustees may be held without call or notice at such places and at such time as the Trustees may from time to time determine, provided that notices of the first regular meeting following any such determination shall be given to absent Trustees.  A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as the annual shareholders meeting.

2.4                                 Special Meetings.  Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the Vice Chairman of the Trustees or by two or more Trustees, excluding the Trustee Emeritus, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the Trustees calling the meeting.

2.5                                 Notice.  It shall be sufficient notice to the Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram, telex or telecopy or other electronic facsimile transmission method at least twenty-four hours before the meeting, addressed to the Trustee at his or her usual or last known business or residence address, or to give notice to him or her in person or by telephone or e-mail at least twenty-four hours before the meeting.  Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.6                                 Quorum; Voting.  At any meeting of the Trustees a majority of the Trustees then in office, excluding the Trustee Emeritus, shall constitute a quorum.  Any action of the Trustees may be taken at a meeting by a vote of a majority of the Trustees present (a quorum being present) or evidenced by one or more writings signed by such a majority, unless otherwise specified by law.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Notwithstanding the foregoing, no Trustee Emeritus may vote at any meeting of the Board, or any committee of the Board, or direct the vote of any Trustee at same.

ARTICLE 3

Officers

3.1                                 Enumeration; Qualification.  The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers including one or more Vice Presidents, if any, as the Trustees from time to time may in their discretion elect.  The Trustees may also have such agents as the Trustees from time to time may in their discretion appoint.  Any other officer may but need not be a Trustee or a shareholder.  Any two or more offices may be held by the same person.

3.2                                 Election.  The President, the Treasurer, and the Secretary shall be elected annually by the Trustees.  Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time.  Vacancies in any office may be filled at any time.  The Trustees may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

3.3                                 Tenure.  The President, the Treasurer and the Secretary shall hold office until their respective successors are chosen and qualified or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.  Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

3.4                                 Powers.  Subject to the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5                                 President.  Unless the Trustees otherwise provide, the President shall be the chief executive officer.

3.6                                 Treasurer.  The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment advisor or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

3.7                                 Secretary.  The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust.  In the absence of the Secretary from any meeting of the shareholders or Trustees, an assistant secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.8                                 Vice Presidents.  The Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Trustees may from time to time prescribe.

3.9                                 Resignations.  Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.  Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4

Committees

4.1                                 Quorum; Voting.  A majority of the members of any Committee of the Trustees, excluding the Trustee Emeritus, shall constitute a quorum for the transaction of business, and any action of such a committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority.  Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Notwithstanding the foregoing, no Trustee Emeritus may vote at any meeting of the Board, or any committee of the Board, or direct the vote of any Trustee at same.

ARTICLE 5

Reports

5.1                                 General.  The Trustees and officers shall render reports at the time and in the manner required under any applicable law.  Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6

Fiscal Year

6.1                                 General.  The initial fiscal year of the Trust shall be established by the Trustees and any changes thereto shall be made by the Trustees.

ARTICLE 7

Seal

7.1                                 General.  The seal of the Trust shall consist of a flat-faced die with the word “Massachusetts,” together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8

Execution of Papers

8.1                                 General.  Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, or by the Treasurer and need not bear the seal of the Trust.

ARTICLE 9

Issuance of Share Certificates

9.1                                 Share Certificates.  In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts thereof or may keep accounts upon the books of the Trust for the record holders of such shares who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees.

9.2                                 Discontinuance of Issuance of Certificates.  The Trustees may at any time discontinue the issuance of shares certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation.  Such surrender and cancellation shall not effect the ownership of shares in the Trust.

ARTICLE 10

Custodians

10.1                           Securities and Cash of the Trust to be held by Custodian Subject to Certain Terms and Conditions.

(a)                                  All securities and cash owned by this Trust shall be held by or deposited with a company which is a member of a national securities exchange as defined in the Securities Exchange Act of 1934, or one or more banks or trust companies having (according to its last published report) not less than $5,000,000 aggregate capital, surplus and undivided profits (any such member of a national securities exchange or bank or trust company being hereby designated as “Custodian”), provided such a Custodian can be found ready and willing to act; subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission may adopt, this Trust may, or may permit any custodian to, deposit all or any part of the securities owned by this Trust in a system for the central handling of securities pursuant to which all securities of any particular class or series of any issue deposited within the system may be transferred or pledged by bookkeeping entry without physical delivery. The Custodian may appoint, subject to the approval of the Trustees, one or more subcustodians.

(b)                                 The Trust shall enter into a written contract with each Custodian regarding the powers, duties and compensation of such Custodian with respect to the cash and securities of the Trust held by such Custodian.  Said contract and all amendments thereto shall be approved by the Trustees.

(c)                                  The Trust shall upon the resignation or inability to serve of any Custodian or upon change of any Custodian:

(i)                                                 in case of such resignation or inability to serve, use its best efforts to obtain a successor Custodian;

(ii)                                              require that the cash and securities owned by the Trust be delivered directly to the successor Custodian; and

(iii)                                           in the event that no successor custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor Custodian, the question whether the Trust shall be liquidated or shall function without a Custodian.

ARTICLE 11

Shareholders’ Voting Powers and Meetings

11.1                           Voting Powers.  The Shareholders shall have power to vote as provided by Article X of the Declaration of Trust.

11.2                           Waiver of Notice.  Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these By-laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

11.3                           Adjournment. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present.  Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice.

11.4                           Action by Written Consent.  Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these By-laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders.  Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

11.5                           Record Dates.  For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be not more than 90 days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution.  Only Shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date.  Without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any span of such period.

11.6                           Proxies.  A Shareholder may authorize the casting of a vote by proxy pursuant to telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the internet) obtained pursuant to procedures which are reasonably designed to verify that such instructions have been authorized by such Shareholder.

ARTICLE 12

Amendments to the By-laws

12.1                           General.  These By-laws may be amended or repealed in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.